UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 4, 2016
Date of Report (Date of Earliest Event)

Sotheby's
(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue
New York, NY		10021
(Address of principal executive offices)		(Zip Code)
(212) 606-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to ule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On November 7, 2016, Sotheby's (the "Company") issued a press release discussing its results of operations for the three and nine months ended September 30, 2016. This press release is furnished as Exhibit 99.1 to this Form 8-K.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 4, 2016, the Board of Directors (the “Board”) of Sotheby’s appointed Linus W. L. Cheung to the Board as an independent director. Mr. Cheung, age 68, was Executive Chairman of Asia Television Limited from 2008 to 2009, Chief Executive Officer of Hong Kong Telecom from 1994 to 2000 and, following Hong Kong Telecom’s merger with Pacific Century Cyberworks (“PCCW”) in 2000, PCCW’s Deputy Chairman until 2004. Prior to that, Mr. Cheung served with Cathay Pacific Airways for 23 years, leaving in 1994 as Deputy Chief Executive Officer. Mr. Cheung serves on the boards of China Unicom Ltd. since 2004 and HK Resort International Ltd. since 2006, and previously served on the boards of Cathay Pacific Airways, Hong Kong Telecom, Cable and Wireless plc, and Taikang Insurance. Between 1989 and 1990, Mr. Cheung was seconded full time to serve in the Hong Kong Government’s Central Policy Unit under Governor David Wilson’s administration. He was appointed an Official Justice of the Peace in 1990 and a Non-official Justice of the Peace in 1992. Mr. Cheung was a member of the Council of the University of Hong Kong. He was also the Chairman of the University of Hong Kong School of Professional and Continuing Education, and was Chairman of the Centennial College. Mr. Cheung received a BSocSc degree with honours and a Diploma in Management Studies with distinction from the University of Hong Kong. He is an Honorary Fellow of the University of Hong Kong and of the Chartered Institute of Marketing, UK.
Mr. Cheung was also appointed to serve on the Audit Committee and Business Strategy Committee of the Board. Except for the Support Agreement (attached hereto as Exhibit 99.2 and described under Item 8.01), there were no arrangements or understandings pursuant to which Mr. Cheung was appointed to the Board.
On November 7, 2016, the Company issued a press release relating to the appointment of Mr. Cheung. This press release is attached hereto as Exhibit 99.3 and is incorporated by reference herein.
The disclosure set forth under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 8.01 Other Events
On November 4, 2016, the Company entered into a support agreement (the “Support Agreement”) with Taikang Insurance Group (“Taikang”). Pursuant to the Support Agreement, the Company agreed to appoint Mr. Cheung to the Board as an independent director and to nominate Mr. Cheung for election to the Board at the 2017 Annual Meeting alongside the Company’s other recommended director nominees. In the event that Mr. Cheung is unable to serve as a director, the Company and Taikang will identify a mutually acceptable qualified independent director to replace Mr. Cheung (a “Replacement”). At such time as Taikang and its affiliates cease to collectively beneficially own a “net long” position of at least 3,959,331 shares of the Company’s common stock (subject to adjustment for any stock dividends, stock splits or similar actions), the Company shall have no further obligation to nominate Mr. Cheung or a Replacement.
For the three years after the date of the Support Agreement, Taikang will be subject to a standstill that will restrict Taikang from acquiring beneficial ownership of shares of the Company’s common stock if such acquisition(s) would result in Taikang beneficially owning more than 15.00% or a higher amount as otherwise approved by the Board in its sole discretion (15.00% or such higher amount, the “Capped Amount”), of the Company’s outstanding common stock. However, the standstill will not prevent Taikang from making a “Qualifying Offer” (i.e., an offer for all outstanding shares at the same per-share price, conditioned upon acceptance by a majority of the stockholders). The standstill also will not prevent Taikang from becoming the beneficial owner of more than the Capped Amount of the Company’s outstanding common stock solely as a result of a share repurchase (or similar transaction) by the Company. In addition, in the event that, in a transaction that is not approved by the Board, another stockholder becomes the beneficial owner of more than the Capped Amount of the Company’s outstanding common stock, Taikang may acquire beneficial ownership of a number of additional shares of the Company’s common stock so that the number of shares beneficially owned by Taikang exceeds the number of shares beneficially owned by such other stockholder. In the event that, in a transaction approved by the Board (including a new issuance of the Company’s voting securities), another stockholder becomes the beneficial owner of more than the Capped Amount of the Company’s outstanding common stock, Taikang may make additional acquisitions so that it beneficially owns 15.00% of the Company’s total outstanding voting securities. In the case of a new issuance, the Company may consider, in its sole discretion, offering Taikang the ability to participate in the new issuance on such terms and conditions as the Company may determine.
During the period in which the standstill applies, Taikang is required to vote its shares in the election of directors in accordance with the Board’s recommendations. Taikang generally may not launch or participate in a proxy context or initiate a lawsuit (other than litigation to enforce the provisions of the Support Agreement) against the Company during the standstill period. Furthermore, Taikang may not sell its stake to a third party, other than in the market under Rule 144 or in a block sale not to exceed 4.90% of the Company’s issued and outstanding shares (provided that the block sale will not result in a third party having beneficial ownership of more than 4.90% of the Voting Securities (as defined in the Support Agreement)), if such third party (or group affiliated with such third party) already has an ownership interest of 5.00% or more, or would have an ownership interest of 5.00% or more in the aggregate as a result of the sale.
The foregoing summary description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement, which is attached hereto as Exhibit 99.2 and hereby incorporated by reference.
Item 9.01 Financial Statements and Exhibits
(c)    Exhibits
99.1    Sotheby's earnings press release for the three and nine months ended September 30, 2016.
99.2    Support Agreement, dated November 4, 2016, by and between Sotheby's and Taikang Insurance Group.

99.3	Sotheby's press release dated November 7, 2016, announcing the appointment of Linus Cheung to the Board.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOTHEBY'S
By:	/s/ Kevin M. Delaney

Kevin M. Delaney
Senior Vice President,
Controller and Chief Accounting Officer

Date:	November 7, 2016

Exhibit Index

Exhibit No.    Description

99.1        Sotheby's earnings press release for the three and nine months ended September 30, 2016.
99.2        Support Agreement, dated November 4, 2016, by and between Sotheby's and Taikang Insurance Group.
99.3        Sotheby's press release dated November 7, 2016, announcing the appointment of Linus Cheung to the Board.